NUMBER

5551

SHARES

RMR MORTGAGE TRUST

COMMON SHARES
PAR VALUE $.001 PER SHARE

A MARYLAND STATUTORY TRUST

COMMON SHARES
PAR VALUE $.001 PER SHARE
SEE REVERSE FOR IMPORTANT NOTICE ON TRANSFER RESTRICTIONS AND OTHER INFORMATION

CUSIP 76970B 10 1

THIS CERTIFIES THAT

SPECIMEN

is the registered holder of

FULLY PAID AND NONASSESSABLE COMMON SHARES OF BENEFICIAL INTEREST IN

RMR MORTGAGE TRUST

a Maryland statutory trust (the "Trust") formed pursuant to an Amended and Restated Agreement and Declaration of Trust, dated January 5, 2021 (as further amended or supplemented from time to time, the "Declaration"), transferable on the books of the Trust by the registered holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares evidenced hereby are issued and shall be held subject to all of the provisions of the Declaration (copies of which are filed at the principal office of the Trust) and such Bylaws of the Trust as may from time to time be adopted by the trustees of the Trust (copies of which are filed at the principal office of the Trust), all of which provisions are hereby incorporated by reference as fully as if set forth herein in their entirety. The holder and every transferee or assignee of this Certificate or of the shares evidenced hereby or any interest therein accepts and agrees to be bound by the provisions of the Declaration and such Bylaws. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

IN WITNESS WHEREOF, the Trust has caused this Certificate to be executed on its behalf by its duly authorized officers.

Dated:

PRESIDENT

CHIEF FINANCIAL OFFICER & TREASURER

COUNTERSIGNED AND REGISTERED:
EQUINITI TRUST COMPANY

TRANSFER AGENT AND REGISTRAR

BY

AUTHORIZED SIGNATURE

THIS CERTIFICATE IS ISSUED BY RMR MORTGAGE TRUST. NO TRUSTEE NOR ANY OF THE TRUST'S OFFICERS OR AGENTS SHALL HAVE ANY PERSONAL LIABILITY ON THIS CERTIFICATE OR THE SHARES EVIDENCED HEREBY. THE DECLARATION PROVIDES THAT ALL PERSONS EXTENDING CREDIT TO, CONTRACTING WITH OR HAVING ANY CLAIM AGAINST THE TRUST OR A PARTICULAR SERIES OR CLASS OF SHARES OF THE TRUST SHALL LOOK ONLY TO THE ASSETS OF THE TRUST OR THE ASSETS OF THAT PARTICULAR SERIES OR CLASS OF SHARES FOR PAYMENT UNDER SUCH CREDIT, CONTRACT OR CLAIM; AND NEITHER THE SHAREHOLDERS NOR THE TRUSTEES, NOR ANY OF THE TRUST'S OFFICERS OR AGENTS, WHETHER PAST, PRESENT OR FUTURE, SHALL BE PERSONALLY LIABLE THEREFOR.

AMERICAN FINANCIAL PRINTING INCORPORATED – MINNEAPOLIS